UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 26, 2004


                              XYBERNAUT CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


          Delaware                   0-15086                    54-1799851
          --------                   -------                    ----------
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)             File No.)               Identification No.)


12701 Fair Lakes Circle, Fairfax, Virginia                        22033
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(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (703) 631-6925


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On August 26, 2004, Thomas D. Davis, Senior Vice President and Chief Financial Officer of Xybernaut Corporation (the "Company"), entered into an amendment to his employment agreement with the Company. Pursuant to the amendment to his employment agreement, upon the termination of Mr. Davis's employment with the Company, all unvested options will immediately vest and the Company will be required to pay Mr. Davis, among other customary payments, six months salary. Options to purchase 8,000 shares of the Company's common stock will vest on an accelerated basis pursuant to this amendment.

         On October 25, 2004, the Company entered into a three year employment agreement with Bruce C. Hayden. Pursuant to the agreement, Mr. Hayden has been employed by the Company as its Senior Vice President - Finance. The employment agreement provides that upon the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, Mr. Hayden will also assume the position of the Company's Chief Financial Officer. The employment agreement provides for a salary of $215,000 per year; the grant to Mr. Hayden of options to purchase 500,000 shares of the Company's common stock, subject to the vesting schedule provided in the employment agreement; and the same general benefits that the Company provides to its other executive officers as a group, including health care insurance and vacation. After a three month probationary period, if the Company terminates Mr. Hayden without cause, the Company must pay Mr.
Hayden's salary for a period of nine months. Mr. Hayden is eligible to participate in bonus or other programs maintained by the Company.

ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On October 25, 2004, Thomas D. Davis notified the Company that he intends to resign as the Company's Senior Vice President and Chief Financial Officer immediately subsequent to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 to assume the position of Chief Financial Officer of a private company headquartered in Washington D.C. Mr. Davis will remain with the Company through November 17, 2004. Upon the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, Bruce C. Hayden will assume the position of the Company's Chief Financial Officer.

         Mr. Hayden joined the Company effective October 25, 2004 as Senior Vice President -Finance. Mr. Hayden was formerly Senior Vice President, Chief Financial Officer, Secretary and Treasurer for Galt Associates, Inc. from December 2001 to September 2004, providing software and consulting services to both domestic and international pharmaceutical clients. He was responsible for all accounting & finance, information systems, quality assurance, facilities, and human resources functions. From April 1999 to November 2001 Mr. Hayden was Senior Vice President, Chief Financial Officer, Secretary and Treasurer for Urocor, Inc. (NASDAQ:UCOR), a urology- based laboratory providing clinical diagnostics and anatomic pathology services. In this capacity Mr. Hayden was responsible for accounting & finance, information systems, and investor relations functions. Mr. Hayden was instrumental in the operational turnaround and resulting merger of Urocor, Inc. with Dianon Systems (NASDAQ:DIAN) which resulted in the highest industry valuation multiple at culmination in November, 2001. Prior to joining Urocor, Inc. Mr. Hayden served as Executive Vice President, Financial Operations of Medshares, Inc., in addition to Chief Financial Officer of Columbia Homecare Group (NYSE:HCA), two of the largest companies in the home healthcare industry during his tenure. Mr. Hayden also spent nine years in public accounting, serving as a senior audit manager prior to joining private industry in 1991. Mr. Hayden is both a certified public accountant (CPA) and certified internal auditor (CIA) and graduated from East Carolina University in 1983.

         As of October 25, 2004, Kazuyuki Toyosato decided not to stand for re-election to the Board of Directors of the Company and Eugene J. Amobi decided to resign from his position as a member of the Board of Directors effective immediately after the Company's next annual meeting. Mr. Amobi and Mr. Toyosato decided to resign from or not stand for re-election to the Company's Board of Directors in order to bring the Company into compliance with the Nasdaq Marketplace Rules related to independent directors and not because of a disagreement with the Company on any matter.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   Exhibits.

         10.1 Form of Amendment to the Employment Agreement between the Company and Thomas D. Davis.

         10.2  Form of  Employment  Agreement  between  the  Company  and  Bruce
               Hayden.


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                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 29, 2004                   XYBERNAUT CORPORATION


                                            By: /s/ Thomas D. Davis
                                                -----------------------
                                                Thomas D. Davis
                                                Senior Vice President and
                                                Chief Financial Officer



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                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number       Description
------       -----------

10.1 Form of Amendment to the Employment Agreement between the Company and Thomas D. Davis.

10.2         Form of Employment Agreement between the Company and Bruce Hayden.